Exhibit 3.1
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                            CERTIFICATE OF FORMATION
                                       OF
                      ALLEGHENY ENERGY SUPPLY COMPANY, LLC

        This Certificate of Formation of Allegheny Energy Supply Company, LLC (the "Company"), dated as of November 12, 1999, is being duly executed and filed by West Penn Transferring Agent LLC, as sole member and an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.).

         FIRST. The name of the Company formed hereby is Allegheny Energy Supply Company, LLC.

         SECOND. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Company's registered agent for service of process at that address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                               ALLEGHENY ENERGY SUPPLY COMPANY, LLC

                               By: WEST PENN TRANSFERRING AGENT LLC, Sole Member

                               By: WEST PENN POWER COMPANY, Sole Member

                               By: /s/ Ronald A. Magnuson
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                                       Name:  Ronald A. Magnuson
                                       Title: Vice President